EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Media Contact:
Deborah Spak, (847) 948-2349
Investor Contacts:
Mary Kay Ladone, (847) 948-3371
Clare Trachtman, (847) 948-3085
BAXTER ACHIEVES RECORD SALES, EARNINGS AND CASH FLOW FOR FULL-YEAR 2008
Company Exceeds Fourth Quarter Earnings Guidance and Provides Double-Digit Earnings Growth Outlook for 2009
     DEERFIELD, Ill., January 22, 2009 — Baxter International Inc. (NYSE:BAX) today announced record sales, earnings and cash flow for 2008, including strong financial results for the fourth quarter that exceeded previously issued guidance. The company also provided its financial outlook for 2009.
Summary of Fourth Quarter Results
     Baxter reported fourth quarter net income of $569 million, an increase of 19 percent from the $478 million reported in the fourth quarter of 2007. Earnings per diluted share of $0.91 increased 23 percent from the $0.74 per diluted share reported in the prior-year period. These results include an after-tax special charge of approximately $5 million for in-process research and development related to the acquisition of certain technology applicable to the company’s BioScience business.

BAXTER REPORTS 4TH QUARTER RESULTS — Page 2
     On an adjusted basis, excluding special charges in 2008 and 2007, Baxter’s net income in the fourth quarter totaled $574 million, an increase of 18 percent over the $488 million reported for the same period last year. Adjusted earnings per diluted share of $0.91 increased 20 percent from the $0.76 reported last year, and exceeded the company’s earnings guidance for the fourth quarter of $0.88 to $0.90 per diluted share. Baxter’s strong financial performance was the result of continued momentum and strong fundamentals across the portfolio, improved margins, and a lower tax rate.
     Baxter’s worldwide sales totaled $3.1 billion in the fourth quarter, and increased 4 percent. Excluding the impact of foreign currency, worldwide sales increased 9 percent and exceeded the company’s guidance of approximately 7 percent growth. Sales within the United States increased 6 percent to $1.4 billion, while international sales grew 3 percent to $1.8 billion. Excluding the impact of foreign exchange, Baxter’s international sales grew 10 percent.
     Medication Delivery sales of $1.2 billion increased 2 percent (or 7 percent excluding foreign exchange) driven by strength in IV therapies, anesthesia products and injectables. Renal sales of $557 million declined by 7 percent (or declined 3 percent excluding foreign exchange). With more than 80 percent of sales outside the U.S., this business was significantly impacted by the stronger U.S. dollar, as well as a decline in sales of the company’s lower-margin hemodialysis products and a difficult growth comparison created by the loss of the peritoneal dialysis (PD) tender in Mexico in the first quarter of 2008.

BAXTER REPORTS 4TH QUARTER RESULTS — Page 3
     In Baxter’s BioScience business, positive momentum continued in the fourth quarter with revenues totaling $1.4 billion, an increase of 12 percent. Excluding the impact of foreign exchange, BioScience sales grew 17 percent, reflecting strong double-digit sales growth across all product categories. Driving this performance was robust growth from several products used for the treatment of hemophilia and immune disorders, including ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method (rAHF-PFM)] and GAMMAGARD LIQUID [Immune Globulin Intravenous (IGIV)], as well as solid growth from other plasma-based therapies, biosurgery products and vaccines.
     “Baxter had another very successful year in 2008,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “We exceeded expectations on all key financial metrics throughout the year, which illustrates the solid fundamentals underpinning our portfolio and expanded geographic reach. Despite a challenging, global macro-environment, we’re very well-positioned to continue to meet our commitments, leverage the benefits of our diversified healthcare model, and continue with our strategic priority of accelerating investment in research and development.”
Full-Year Results
     For full-year 2008, Baxter’s net income totaled $2.0 billion and increased 18 percent, with earnings per diluted share increasing 21 percent to $3.16. On an adjusted basis, excluding special items for both 2008 and 2007, Baxter’s net income of $2.2 billion increased 18 percent from $1.8 billion in

BAXTER REPORTS 4TH QUARTER RESULTS — Page 4
2007. Adjusted earnings per diluted share increased 21 percent to $3.38, from $2.79 per diluted share in the prior year.
     Baxter’s worldwide sales grew 10 percent in 2008 to $12.3 billion, an increase from $11.3 billion reported last year. Excluding the impact of foreign exchange, sales growth for full-year 2008 was 6 percent.
     Baxter also generated strong cash flows in 2008, with cash flow from operations improving by more than $200 million to a record level of $2.5 billion, net of a $240 million contribution to the company’s pension funds in the fourth quarter. In addition, the company repurchased 32 million shares of common stock, for approximately $2.0 billion, and paid dividends totaling approximately $550 million.
     “We are very pleased with our financial results for 2008, particularly our ongoing ability to generate strong cash flows,” said Robert M. Davis, chief financial officer. “In 2008, we created significant value for shareholders due to the strength of our financial position, ongoing financial flexibility, and continued focus on capital allocation and financial management discipline, while investing at record levels in research and development.”
     The company increased its investments in research and development by 14 percent (or 20 percent on an adjusted basis) in 2008, to $868 million. Over the course of the year, Baxter received approval for or launched an array of new products, initiated eight major Phase III clinical trials, advanced numerous early-stage internal programs, and established several new partnerships. 2008 highlights from across all three of Baxter’s global businesses include the following:

BAXTER REPORTS 4TH QUARTER RESULTS — Page 5
•	Receipt of an EMEA Positive Opinion for CELVAPAN, the first cell culture-based pandemic flu vaccine, and continuation of Phase III trials for Baxter’s candidate seasonal influenza vaccine

•	Initiation of Phase III clinical trials evaluating GAMMAGARD LIQUID in patients with mild-to-moderate Alzheimer’s disease and Multi-Focal Motor Neuropathy (MMN)

•	Commencement of a Phase III trial combining GAMMAGARD LIQUID with Enhanze, Halozyme’s proprietary drug delivery technology, for the subcutaneous delivery of IGIV for patients with Primary Immune Deficiency, which could allow patients to administer their dose of IGIV once monthly at home

•	U.S. Food and Drug Administration (FDA) approval of ARTISS [Fibrin Sealant (Human)], the first and only slow-setting fibrin sealant indicated for use in adhering skin grafts in adult and pediatric burn patients

•	Launch of GELFOAM PLUS, a hemostatic product for use in surgical procedures

•	Completion of a home hemodialysis device prototype with the company’s development partner DEKA

•	Launch of the V-Link Luer-activated device (LAD) with VitalShield protective coating, the first needleless intravenous (IV) connector to contain an antimicrobial coating

BAXTER REPORTS 4TH QUARTER RESULTS — Page 6
First Quarter and Full-Year 2009 Outlook
     Baxter also announced today its guidance for the first quarter and full-year 2009. For the full year, Baxter expects sales, excluding the impact of foreign exchange, to grow approximately 7 percent. Adjusting for the unfavorable impact of foreign exchange, Baxter expects reported sales growth to be approximately flat compared to 2008, based on current exchange rates. The company also expects earnings per diluted share of $3.70 to $3.78, before any special items, and expects to generate cash flow from operations in excess of $2.6 billion.
     For the first quarter of 2009, Baxter expects sales growth, excluding the impact of foreign exchange, of approximately 7 percent. Adjusting for the unfavorable impact of foreign exchange, the company expects reported sales growth to be approximately flat compared to the first quarter of 2008, based on current exchange rates. The company also expects earnings per diluted share of $0.80 to $0.82, before any special items.
     “Our 2009 guidance reflects the ongoing operational strength of our businesses and ability to deliver sustainable growth,” concluded Davis. “It is aligned with our long-range strategic and financial objectives. Although we are operating in a volatile and challenging macro-environment, the potential effects of which continue to evolve, we remain focused on delivering growth while making appropriate investments for the future.”
     A webcast of Baxter’s fourth quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CST on January 22, 2009. The company will be

BAXTER REPORTS 4TH QUARTER RESULTS — Page 7
hosting its own Investor Conference in Chicago on September 16, 2009. Please visit Baxter’s website for more information regarding this and future investor events and webcasts, including investor presentations.
     Baxter International Inc. develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.
     This release includes forward-looking statements concerning the company’s financial results and outlook for 2009. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts, that could delay, limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; reimbursement policies of government agencies and private payers; the availability of acceptable raw materials and component supply; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; any impact of the commercial and credit environment on Baxter and its customers; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.
# # #

BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Three Months Ended December 31, 2008 and 2007
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended
	December 31,
	2008		2007		Change

NET SALES	$3,131		$3,009		4%

COST OF GOODS SOLD	1,529		1,524		0%

GROSS PROFIT	1,602		1,485		8%

% of Net Sales	51.2%		49.4%		1.8 pts

MARKETING AND ADMINISTRATIVE EXPENSES	674		654		3%
% of Net Sales	21.5%		21.7%		(0.2 pts)

RESEARCH AND DEVELOPMENT EXPENSES	226	[1]	221	[1]	2%
% of Net Sales	7.2%		7.3%		(0.1 pt)

NET INTEREST EXPENSE	14		12		17%

OTHER EXPENSE, NET	1		4		(75%)

PRE-TAX INCOME	687		594		16%

INCOME TAX EXPENSE	118	[2]	116		2%

% of Pre-Tax Income	17.2%		19.5%		(2.3 pts)

NET INCOME	$569		$478		19%

BASIC EPS	$0.92		$0.75		23%

DILUTED EPS	$0.91		$0.74		23%

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	619		634
Diluted	628		645

ADJUSTED PRE-TAX INCOME (excluding specified items)	$694	[3]	$609	[3]	14%

ADJUSTED NET INCOME (excluding specified items)	$574	[3]	$488	[3]	18%

ADJUSTED DILUTED EPS (excluding specified items)	$0.91	[3]	$0.76	[3]	20%

[1]	Research and development (R&D) expenses in 2008 included a pre-tax in-process R&D (IPR&D) charge of $7 million related to the acquisition of certain technology applicable to the BioScience business. R&D expenses in 2007 included $15 million of pre-tax IPR&D charges, as previously disclosed.

[2]	Income tax expense in 2008 included a benefit of $8 million, or $0.01 per diluted share, related to the extension of R&D tax credits in the United States.

[3]	Refer to page 9 for a description of the adjustments and a reconciliation to GAAP (generally accepted accounting principles) measures.
Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (pre-tax income, income tax expense, net income, diluted EPS, and R&D expenses, excluding specified items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company’s reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company’s results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the company’s filing on Form 8-K of today’s date for additional information.

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Notes to Consolidated Statements of Income
Three Months Ended December 31, 2008 and 2007
Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in millions, except per share and percentage data)
2008 description of adjustment and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the three months ended December 31, 2008 included an IPR&D charge related to the acquisition of certain technology related to the BioScience business, which impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net	Diluted
	Income	Expense	Income	EPS

GAAP	$687	$118	$569	$0.91
IPR&D charge (A)	7	2	5	—

Excluding specified item	$694	$120	$574	$0.91

Effective tax rate		17.3%

(A)	Included in the R&D Expenses line within the accompanying consolidated statement of income. Excluding this item, adjusted R&D expenses were $219 million, or 7.0% of net sales, which represented a 6.3% increase over 2007 adjusted R&D expenses of $206 million.
2007 description of adjustments and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the three months ended December 31, 2007 included IPR&D charges, which impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net	Diluted
	Income	Expense	Income	EPS

GAAP	$594	$116	$478	$0.74
IPR&D charges (B)	15	5	10	0.02

Excluding specified items	$609	$121	$488	$0.76

Effective tax rate		19.9%

(B)	Included in the R&D Expenses line within the accompanying consolidated statement of income. Excluding these IPR&D charges, adjusted R&D expenses were $206 million, or 6.8% of net sales.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Twelve Months Ended December 31, 2008 and 2007
(unaudited)
(in millions, except per share and percentage data)

	Twelve Months Ended
	December 31,
	2008		2007		Change
NET SALES	$12,348		$11,263		10%

COST OF GOODS SOLD	6,218	[1]	5,744		8%

GROSS PROFIT	6,130		5,519		11%

% of Net Sales	49.6%		49.0%		0.6 pts

MARKETING AND ADMINISTRATIVE EXPENSES	2,698		2,521	[2]	7%
% of Net Sales	21.8%		22.4%		(0.6 pts)

RESEARCH AND DEVELOPMENT EXPENSES	868	[3]	760	[3]	14%
% of Net Sales	7.0%		6.7%		0.3 pts

RESTRUCTURING CHARGE	—		70	[4]	(100%	)

NET INTEREST EXPENSE	76		22		245%

OTHER EXPENSE, NET	37	[5]	32	[5]	16%

PRE-TAX INCOME	2,451		2,114		16%

INCOME TAX EXPENSE	437	[6]	407		7%

% of Pre-Tax Income	17.8%		19.3%		(1.5 pts)

NET INCOME	$2,014		$1,707		18%

BASIC EPS	$3.22		$2.65		22%

DILUTED EPS	$3.16		$2.61		21%

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	625		644
Diluted	637		654

ADJUSTED PRE-TAX INCOME (excluding specified items)	$2,626	[7]	$2,290	[7]	15%

ADJUSTED NET INCOME (excluding specified items)	$2,155	[7]	$1,826	[7]	18%

ADJUSTED DILUTED EPS (excluding specified items)	$3.38	[7]	$2.79	[7]	21%

[1]	Cost of goods sold in 2008 included charges totaling $125 million ($110 million on an after-tax basis, or $0.17 per diluted share) related to COLLEAGUE infusion pumps.

[2]	Marketing and administrative expenses in 2007 included a charge of $56 million ($34 million on an after-tax basis, or $0.05 per diluted share) related to the company’s Average Wholesale Pricing (AWP) litigation.

[3]	R&D expenses in 2008 included an IPR&D charge of $12 million related to the company’s in-licensing agreement with Innocoll Pharmaceuticals Ltd. (Innocoll) to market and distribute Innocoll’s gentamicin surgical implant in the United States and an IPR&D charge of $7 million related to the acquisition of certain technology applicable to the BioScience business. R&D expenses in 2007 included IPR&D charges of $50 million, as previously disclosed. The after-tax impact of the charges was $12 million, or $0.02 per diluted share, in 2008 and $39 million, or $0.06 per diluted share, in 2007.

[4]	A restructuring charge in 2007 of $70 million ($46 million on an after-tax basis, or $0.07 per diluted share) was primarily for costs and asset impairments associated with the consolidation of certain commercial and manufacturing operations outside of the United States.

[5]	Other expense, net in 2008 included an impairment charge of $31 million ($19 million on an after-tax basis, or $0.03 per diluted share) associated with the discontinuation of the CLEARSHOT pre-filled syringe program. Other expense, net in 2007 included income of $23 million, reflecting a gain on the sale of the Transfusion Therapies business of $58 million less related charges of $35 million. The after-tax impact of these items was $6 million of income, or $0.01 per diluted share, in 2007.

[6]	Income tax expense in 2008 included a net benefit of $23 million, or $0.04 per diluted share, related primarily to the reversal of a valuation allowance and the extension of R&D tax credits in the United States, partially offset by tax expense associated with foreign earnings that the company planned to repatriate to the United States.

[7]	Refer to page 11 for a description of the adjustments and a reconciliation to GAAP measures.
Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (pre-tax income, income tax expense, net income, diluted EPS, and R&D expenses, excluding specified items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company’s reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company’s results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the company’s filing on Form 8-K of today’s date for additional information.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Notes to Consolidated Statements of Income
Twelve Months Ended December 31, 2008 and 2007
Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in millions, except per share and percentage data)
2008 description of adjustments and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the twelve months ended December 31, 2008 included charges related to COLLEAGUE infusion pumps, an impairment charge associated with the discontinuation of the CLEARSHOT pre-filled syringe program, and IPR&D charges related to the company’s in-licensing agreement with Innocoll and the acquisition of certain technology applicable to the BioScience business, which impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net	Diluted
	Income	Expense	Income	EPS

GAAP	$2,451	$437	$2,014	$3.16
COLLEAGUE infusion pump charges (A)	125	15	110	0.17
Impairment charge	31	12	19	0.03
IPR&D charges (B)	19	7	12	0.02

Excluding specified items	$2,626	$471	$2,155	$3.38

Effective tax rate		17.9%

(A)	Included in the Cost of Goods Sold line within the accompanying consolidated statement of income. Excluding this item, adjusted gross profit was $6.26 billion and the adjusted gross profit percentage was 50.7%.

(B)	Included in the R&D Expenses line within the accompanying consolidated statement of income. Excluding these items, adjusted R&D expenses were $849 million, or 6.9% of net sales, which represented a 19.6% increase over 2007 adjusted R&D expenses of $710 million.
2007 description of adjustments and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the twelve months ended December 31, 2007 included a restructuring charge, a charge related to the company’s AWP litigation and IPR&D charges. These charges impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net	Diluted
	Income	Expense	Income	EPS

GAAP	$2,114	$407	$1,707	$2.61
Restructuring charge	70	24	46	0.07
Litigation-related charge (C)	56	22	34	0.05
IPR&D charges (D)	50	11	39	0.06

Excluding specified items	$2,290	$464	$1,826	$2.79

Effective tax rate		20.3%

(C)	Included in the Marketing and Administrative Expenses line within the accompanying consolidated statement of income. Excluding this charge, adjusted marketing and administrative expenses were $2.47 billion, or 21.9% of net sales.

(D)	Included in the R&D Expenses line within the accompanying consolidated statement of income. Excluding these charges, adjusted R&D expenses were $710 million, or 6.3% of net sales.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Condensed Consolidated Balance Sheets
(unaudited)
($ in millions)

	December 31, 2008	December 31, 2007
Assets
Cash and equivalents	$2,131	$2,539
Receivables	1,980	2,026
Inventories	2,361	2,334
Other current assets	676	656

Total current assets	7,148	7,555

Property, plant and equipment, net	4,609	4,487
Other long-term assets	3,648	3,252

Total assets	$15,405	$15,294

Liabilities and Shareholders’ Equity
Short-term debt	$394	$425
Other current liabilities	3,241	3,387
Long-term debt	3,362	2,664
Other long-term liabilities	2,179	1,902
Shareholders’ equity	6,229	6,916

Total liabilities and shareholders’ equity	$15,405	$15,294

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Cash Flows from Operations and Changes in Net Debt
(unaudited)
($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income	$569	$478	$2,014	$1,707
Adjustments
Depreciation and amortization	150	153	631	581
Deferred income taxes	116	94	280	126
Stock compensation	35	37	146	136
Excess tax benefits from stock compensation	(84)	—	(112)	—
Infusion pump and restructuring charges	—	—	125	70
Impairment charge	—	—	31	—
Litigation-related charge	—	—	—	56
IPR&D charges	7	15	19	61
Other	24	10	51	(5)
Changes in balance sheet items
Receivables	(12)	(164)	(98)	(278)
Inventories	44	50	(163)	(211)
Accounts payable and accrued liabilities	(3)	86	(239)	1
Restructuring payments	(15)	(7)	(50)	(27)
Other (A)	(211)	(1)	(120)	88

Cash flows from operations	$620	$751	$2,515	$2,305

Changes in Net Debt
Increase (decrease)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net debt, beginning of period	$1,229	$752	$550	$316

Cash flows from operations	(620)	(751)	(2,515)	(2,305)
Capital expenditures	339	268	954	692
Dividends	135	106	546	704
Proceeds from sale of Transfusion Therapies business	—	—	—	(421)
Proceeds and excess tax benefits from stock issued under employee benefit plans	(133)	(139)	(680)	(639)
Purchases of treasury stock	464	214	1,986	1,855
Acquisitions of and investments in businesses and technologies	26	29	99	112
Payments related to settlements of cross-currency swaps	—	108	542	304
Other, including the effect of exchange rate changes	185	(37)	143	(68)

Increase (decrease) in net debt	396	(202)	1,075	234

Net debt, December 31	$1,625	$550	$1,625	$550

Key statistics, December 31:
Days sales outstanding	50.6	53.3	50.6	53.3
Inventory turns	2.5	2.5	2.5	2.5

(A)	Other cash flows from operations in the fourth quarter of 2008 included contributions to the company’s pension plans of approximately $240 million.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Net Sales
Periods Ending December 31, 2008 and 2007
(unaudited)
($ in millions)

	Q4	Q4	% Growth @		% Growth @		YTD	YTD	% Growth @		% Growth @
	2008	2007	Actual Rates		Constant Rates		2008	2007	Actual Rates		Constant Rates

BioScience[1]
United States	$647	$579	12%		12%		$2,401	$2,151	12%		12%
International	712	630	13%		23%		2,907	2,419	20%		14%
Total	$1,359	$1,209	12%		17%		$5,308	$4,570	16%		13%

Medication Delivery
United States	$590	$564	5%		5%		$2,145	$2,142	0%		0%
International	584	591	(1%	)	8%		2,415	2,089	16%		10%
Total	$1,174	$1,155	2%		7%		$4,560	$4,231	8%		5%

Renal
United States	$98	$100	(2%	)	(2%	)	$388	$388	0%		0%
International	459	501	(8%	)	(4%	)	1,918	1,851	4%		(2%	)
Total	$557	$601	(7%	)	(3%	)	$2,306	$2,239	3%		(2%	)

Baxter excluding Transfusion Therapies
United States	$1,335	$1,243	7%		7%		$4,934	$4,681	5%		5%
International	1,755	1,722	2%		10%		7,240	6,359	14%		8%
Total	$3,090	$2,965	4%		9%		$12,174	$11,040	10%		7%

Transfusion Therapies[1]
United States	$17	$31	(45%	)	(45%	)	$110	$139	(21%	)	(21%	)
International	24	13	85%		54%		64	84	(24%	)	(32%	)
Total	$41	$44	(7%	)	(16%	)	$174	$223	(22%	)	(25%	)

Baxter International Inc.
United States	$1,352	$1,274	6%		6%		$5,044	$4,820	5%		5%
International	1,779	1,735	3%		10%		7,304	6,443	13%		7%
Total	$3,131	$3,009	4%		9%		$12,348	$11,263	10%		6%

[1]	The results of operations of the Transfusion Therapies (TT) business were previously reported in the BioScience business. The TT business was sold on February 28, 2007. The TT totals above include sales of TT products through the date of divestiture, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business post-divestiture.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Key Product Line Sales
Periods Ending December 31, 2008 and 2007
(unaudited)
($ in millions)

	Q4	Q4	% Growth @		% Growth @		YTD	YTD	% Growth @		% Growth @
	2008	2007	Actual Rates		Constant Rates		2008	2007	Actual Rates		Constant Rates

BioScience
Recombinants	$506	$463	9%		14%		$1,966	$1,714	15%		12%
Plasma Proteins	330	301	10%		12%		1,219	1,015	20%		15%
Antibody Therapy	309	280	10%		14%		1,217	985	24%		22%
Regenerative Medicine[1]	101	95	6%		12%		408	346	18%		15%
Other [2]	113	70	61%		83%		498	510	(2%	)	(8%	)

Total BioScience[3]	$1,359	$1,209	12%		17%		$5,308	$4,570	16%		13%

Medication Delivery
IV Therapies	$393	$390	1%		7%		$1,575	$1,402	12%		8%
Global Injectables	420	390	8%		13%		1,584	1,504	5%		3%
Infusion Systems	222	236	(6%	)	(2%	)	906	860	5%		4%
Anesthesia	131	126	4%		7%		464	422	10%		8%
Other	8	13	(38%	)	(38%	)	31	43	(28%	)	(35%	)

Total Medication Delivery	$1,174	$1,155	2%		7%		$4,560	$4,231	8%		5%

Renal
PD Therapy	$458	$481	(5%	)	(1%	)	$1,862	$1,791	4%		(1%	)
HD Therapy	99	120	(18%	)	(12%	)	444	448	(1%	)	(5%	)

Total Renal	$557	$601	(7%	)	(3%	)	$2,306	$2,239	3%		(2%	)

Baxter excluding Transfusion Therapies	$3,090	$2,965	4%		9%		$12,174	$11,040	10%		7%

Transfusion Therapies[3]	$41	$44	(7%	)	(16%	)	$174	$223	(22%	)	(25%	)

TOTAL BAXTER	$3,131	$3,009	4%		9%		$12,348	$11,263	10%		6%

[1]	Previously referred to as BioSurgery.

[2]	Principally includes vaccines, sales of plasma to third parties, and recombinant FIX (BeneFIX). Sales of BeneFIX ceased as of June 30, 2007.

[3]	The TT business was sold on February 28, 2007. The results of operations of the TT business were previously reported in the BioScience business. The TT totals above include sales of TT products through the date of divestiture, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business post-divestiture.

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Key Product Line Sales by US and International
Three-Month Periods Ending December 31, 2008 and 2007
(unaudited)
($ in millions)

	Q4 2008			Q4 2007			% Growth @ Actual Rates
	US	International	Total	US	International	Total	US		International		Total

BioScience
Recombinants	$219	$287	$506	$205	$258	$463	7%		11%		9%
Plasma Proteins	132	198	330	112	189	301	18%		5%		10%
Antibody Therapy	228	81	309	199	81	280	15%		0%		10%
Regenerative Medicine[1]	56	45	101	50	45	95	12%		0%		6%
Other [2]	12	101	113	13	57	70	(8%	)	77%		61%

Total BioScience[3]	$647	$712	$1,359	$579	$630	$1,209	12%		13%		12%

Medication Delivery
IV Therapies	$123	$270	$393	$117	$273	$390	5%		(1%	)	1%
Global Injectables	242	178	420	219	171	390	11%		4%		8%
Infusion Systems	134	88	222	141	95	236	(5%	)	(7%	)	(6%	)
Anesthesia	88	43	131	83	43	126	6%		0%		4%
Other	3	5	8	4	9	13	(25%	)	(44%	)	(38%	)

Total Medication Delivery	$590	$584	$1,174	$564	$591	$1,155	5%		(1%	)	2%

Renal
PD Therapy	$76	$382	$458	$71	$410	$481	7%		(7%	)	(5%	)
HD Therapy	22	77	99	29	91	120	(24%	)	(15%	)	(18%	)

Total Renal	$98	$459	$557	$100	$501	$601	(2%	)	(8%	)	(7%	)

Baxter excluding Transfusion Therapies	$1,335	$1,755	$3,090	$1,243	$1,722	$2,965	7%		2%		4%

Transfusion Therapies[3]	$17	$24	$41	$31	$13	$44	(45%	)	85%		(7%	)

TOTAL BAXTER	$1,352	$1,779	$3,131	$1,274	$1,735	$3,009	6%		3%		4%

[1]	Previously referred to as BioSurgery.

[2]	Principally includes vaccines and sales of plasma to third parties.

[3]	The TT business was sold on February 28, 2007. The results of operations of the TT business were previously reported in the BioScience business. The TT totals above include sales of TT products through the date of divestiture, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business post-divestiture.